Exhibit 10 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 20 to Registration Statement (Investment Company Act File No. 811-21162) on Form N-1A of our report dated October 19, 2006, relating to the financial statements and financial highlights of BlackRock Fundamental Growth Principal Protected Fund (the “Fund”) of BlackRock Principal Protected Trust appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2006, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in part B of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 26, 2006